As Filed with the Securities and Exchange Commission June , 2004
                             Registration No.: 333-

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Davison Arts Management, Inc.
                 (Name of Small Business Issuer in its Charter)

          Nevada                        422990                 20-0092299
-------------------------------    ------------------      ------------------
(State or other jurisdiction of    Primary Industrial      (I.R.S. Employer
 incorporation or organization)      Class Code No.        Identification No.)

                                82 Mountain Road
                               Wilbraham, MA 01095
                                  413-596-3298
          (Address and telephone number of principal executive offices)

                              Elizabeth A. Davison
                          Davison Arts Management, Inc.
                                82 Mountain Road
                               Wilbraham, MA 01095
                                  413-596-3298
            (Name, address and telephone number of agent for service)

                                 WITH A COPY TO

                               Gary B. Wolff, P.C.
                                805 Third Avenue
                            New York, New York 10022
                                  212-644-6446

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed Maximum
  Title of Each Class Of                               Offering Price           Proposed Maximum           Amount of
Securities To Be Registered       Amount To Be        Per Unit 1               Aggregate Offering        Registration
                                   Registered                                       Price 1                   Fee
----------------------------    ------------------    ------------------    -------------------------    --------------
Common stock, $ .001            1,587,500 shares            $.01                    $15,875                  $2.01
Par value per share



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Subject to completion June    , 2004

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

--------
1   Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of '33, as amended and based upon the amount of consideration received by Davison Arts Management, Inc. As of the date hereof, there is no established public market for the common stock being registered. Accordingly, and in accordance with Item 505 of Regulation S-B requirements certain factor(s) must be considered and utilized in determining the offering price. The factor considered and utilized herein consisted of and is based upon the issuance price of all securities issued (in February 2004) which shares of common stock were all issued at $.01 per share.

                                1,587,500 SHARES

                          DAVISON ARTS MANAGEMENT, INC.

                                  COMMON STOCK

         As of May 18, 2004 we had 10,975,000 shares of our common shares outstanding.

         This is a resale prospectus for the resale of up to 1,587,500 shares of our common stock by the selling stockholders listed herein. We will not receive any proceeds from the sale of the shares.

         Our common stock is not traded on any market.

         Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.

         Investing in our common stock involves very high risks. See "High Risk Factors" beginning on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

         The date of this prospectus is June , 2004.


                               PROSPECTUS SUMMARY

About Davison Arts Management, Inc.

         Davison Arts Management, Inc. was incorporated under the laws of the State of Nevada on June 24, 2003 (inception) to succeed HC Davison Editions, an unincorporated entity controlled and operated by our founder since 1999. We will function as a consulting firm serving artists and other members of the creative arts professional community. We may refer to ourselves in this document as "DAM", "we," or "us." All references to our operations include HC Davison Edition's operations. Our principal executive offices are located at 82 Mountain Road, Wilbraham, MA 01095, and our telephone number at that address is 413-596-3298.

The Offering

         The shares being offered for resale under this prospectus consist of approximately 14% of the outstanding shares of our common stock held by the selling stockholders identified herein.

Shares of common stock offered by us                    None

Shares of common stock which may be sold by the
 selling stockholders                                   1,587,500

Use of proceeds                                         We will not receive any
                                                        proceeds from the
                                                        resale of shares
                                                        offered by the
                                                        selling stockholders
                                                        hereby, all of which
                                                        proceeds will be paid
                                                        to the selling
                                                        stockholders.

Risk factors                                            The purchase of our
                                                        common stock involves a
                                                        high degree of risk.

Trading Market                                          None

         Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.


                                HIGH RISK FACTORS

         You should be aware that there are various risks to an investment in our common stock, including those described below. You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

         If any of the following risks develop into actual events, then our business, financial condition, results of operations or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.


1. DAM is an early stage company with a limited operating history and anticipated losses and, therefore, no means exist to evaluate future performance.

         We and our predecessor have generated only limited revenues and have no assets. A substantial portion of our recent activities has involved developing a business plan and soliciting business. Therefore, we have insufficient operating history upon which an evaluation of our future performance and prospects can be made. DAM's future prospects must be considered in light of the risks, expenses, delays, problems and difficulties frequently encountered in the establishment of a new business. An investor in DAM's common stock must consider the risks and difficulties frequently encountered by early stage companies operating in new and competitive markets. Risks to DAM include:

        o competition from entities that are much more established and have greater financial and technical resources than do we;

        o need to develop infrastructure to manage the business and employees if DAM grows;

        o ability to access and obtain capital when required; and

        o dependence upon key personnel.

         DAM cannot be certain that its business strategy will be successful or that it will ever be able to commence significant revenue generating activities. Furthermore, DAM believes that it is probable that it will incur operating losses and negative cash flow for the foreseeable future.

2. DAM has no financial resources, and our auditors' report states that there is substantial doubt about our ability to continue as a going concern.

         DAM has virtually no financial resources and an accumulated deficit of $89,594 at March 31, 2004. Our auditors state in their opinion on DAM's financial statements that this lack of resources causes substantial doubt about DAM's ability to continue as a going concern. No assurances can be given that DAM will generate sufficient revenue or obtain necessary financing to continue as a going concern.

3. DAM will need financing which may not be available. Absent obtaining financing, our future activities will be limited.

         DAM has not established a source of equity or debt financing. DAM will require financing to establish its consulting services business and implement its strategic plan. There can be no assurance that financing will be available or found. If DAM is unable to obtain financing, we may not be able to generate significant revenue producing activities.

         If we are unable to obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may be required to substantially curtail or terminate our operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders. To date, no DAM officer, director, affiliate or associate has had any preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

4. Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of DAM common stock.

         We have no committed source of financing. Wherever possible, our board of directors will attempt to use noncash consideration to satisfy obligations. In many instances, we believe that the noncash consideration will consist of shares of our stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (24,000,000) but un-issued (13,025,000) shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management's ability to maintain control of DAM.

5. Dependence upon sole officer and employee the loss of whose services may cause our business operations to cease and need for additional personnel.

         Our chief executive officer and sole employee, Elizabeth A. Davison, is entirely responsible for the development and execution of our business and currently only devotes less than 25% of her time to our day-to-day operations. She is under no contractual obligation to remain employed by us, although she has no intent to leave. If she should choose to leave us for any reason before we have hired additional personnel, our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described herein. We will fail without Ms. Davison or an appropriate replacement(s). We intend to acquire key-man life insurance on the life of Ms. Davison naming us as the beneficiary when and if we obtain the resources to do so. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future. Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

         Ms. Davison's current intentions are to remain with us regardless of whether she sells all or a substantial portion of her stockholdings in us. She, nevertheless, is offering 9.74% or 1,000,000 of the 10,262,500 Company common shares owned by her in this offering (approximately 14% of all outstanding common shares), since otherwise sales by her would be restricted to 1% (or approximately 109,750 shares) of all outstanding DAM shares every three months in accordance with Rule 144. As an officer/control person of DAM, Ms. Davison may not avail herself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that she satisfies a two-year holding period requirement.

6. We may face damage to our professional reputation or legal liability if our future clients are not satisfied with our services.

         As a professional services firm, we will depend to a large extent on our future relationships with our clients and our reputation for high-caliber professional services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services or products it may be more damaging in our business than in other businesses. Moreover, if we fail to meet our contractual obligations, we could be subject to legal liability or loss of client relationships. Our contracts will typically include provisions to limit our exposure to legal claims relating to our services and any applications we develop, but these provisions may not protect us or may not be enforceable in all cases. Although, no assurances can be given that we will retain clients in the foreseeable future.

7.       Our future engagements with clients may not be profitable.

         When making proposals for engagements, we plan to estimate the costs and timing for completing the engagements. These estimates will reflect our best judgment regarding the efficiencies of our methodologies and professionals as we plan to deploy them on engagements. Any increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside our control, could make these contracts less profitable or unprofitable, which would have an adverse effect on our profit margin.

         In addition, as consultants, a client may retain us on an engagement-by-engagement basis. DAM is, rather than under long-term contracts, and a substantial majority of our contracts and engagements may be terminated by the client with short notice and without significant penalty. Furthermore, because large client projects involve multiple engagements or stages, there is a risk that a client may choose not to retain us for additional stages of a project or that a client will cancel or delay additional planned engagements. These terminations, cancellations or delays could result from factors unrelated to our work product or the progress of the project, but could be related to business or financial conditions of the client or the economy generally. When contracts are terminated, we lose the associated revenues and we may not be able to eliminate associated costs in a timely manner.

         In many cases, we will consider accepting equity securities of our client in satisfaction of our fee. These clients will often be small and have illiquid markets for their securities. As a result we may be unable to sell the shares or convert them to a more liquid asset.

8. The consulting markets are highly competitive, and we may not be able to compete effectively.

         The management consulting markets in which we will operate include a large number of participants and are highly competitive. Our primary potential competitors, if we are successful in commencing meaningful operations, will include established consulting services firms. There are no assurances that we will be able to compete in this marketplace in the foreseeable future if at all.

9.       We may be adversely affected by a weak economy.

         The purchase of artwork is highly discretionary. If the economy remains weak, consumers may be unwilling or unable to purchase significant amounts of artwork. If the sale of art becomes or remains depressed, artists may be unable or unwilling to engage our services.

10. Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability.

         Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of DAM. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

11.      Potential Conflicts of Interest

         None of our key personnel is required to commit full time to our affairs and, accordingly, these individuals may have conflicts of interest in allocating management time among their various business activities. In the course of their other business activities, certain key personnel may become aware of business opportunities which may be appropriate for presentation to us, as well as the other entities with which they are affiliated. As such, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

         Each officer and director is, so long as he or she is officer or director subject to the restriction that all opportunities contemplated by our plan of operation that come to her attention, either in the performance of her duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that she is affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. If we or the companies to which the officer or director is affiliated each desire to take advantage of an opportunity, then the applicable officer or director would abstain from negotiating and voting upon the opportunity. However, the officer or director may still take advantage of opportunities if we should decline to do so. Except as set forth above, we have not adopted any other conflict of interest policy in connection with these types of transactions.

12. There is currently no market for our securities, and there can be no assurances that any market will ever develop or that our common stock will be quoted for trading and if quoted, it is likely to be subject to significant price fluctuation.

         Prior to the date of this Prospectus there has not been any established trading market for our common stock, and there is currently no market whatsoever for our securities. We will seek to have a market maker file an application with the NASD on our behalf to quote the shares of our common stock on the NASD OTC Bulletin Board ("OTCBB") or similar quotation service when we have a sufficient number of shareholders, if ever. There can be no assurance as to whether such market maker's application will be accepted or, if accepted, the prices at which our common stock will trade if a trading market develops, of which there can be no assurance. We are not permitted to file such application on our own behalf. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

         In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these High Risk Factors, investor perception of DAM and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

         Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities. See "High Risk Factor 14 below.

13. If a market develops for our shares, rule 144 sales may depress prices in that market.

         All of our outstanding shares of common stock that are held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

         As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (once listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who is not an officer, director or control person) after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

14. Any market that develops in shares of our common stock will be subject to the penny stock restrictions.

         Until our shares of common stock qualify for inclusion in the NASDAQ system, if ever, the trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

         SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

         In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

        o the basis on which the broker or dealer made the suitability determination, and

        o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

15. Any trading market that may develop may be restricted by virtue of state securities "Blue Sky" laws which prohibit trading absent compliance with individual state laws.

         There is no public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors should consider the secondary market for our securities to be a limited one.

16. Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stock holders and with the ability to adversely affect stockholder voting power and perpetuate their control over DAM.

         Our certificate of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock, par value $ .001 per share.

         The specific terms of the preferred stock have not been determined, including:

        o     designations;

        o     preferences;

        o     conversions rights;

        o     cumulative, relative;

        o     participating; and

        o     optional or other rights, including:

              o        voting rights;

              o        qualifications;

              o        limitations; or

              o        restrictions of the preferred stock

         Our board of directors is entitled to authorize the issuance of up to 1,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion, with no further authorization by security holders required for the issuance thereof.

         The issuance of preferred stock could adversely affect the voting power and other rights of the holders of common stock. Preferred stock may be issued quickly with terms calculated to discourage, make more difficult, delay or prevent a change in control of DAM or make removal of management more difficult. As a result, the board of directors' ability to issue preferred stock may discourage the potential hostility of an acquirer, possibly resulting in beneficial negotiations. Negotiating with an unfriendly acquirer may result in, among other things, terms more favorable to us and our stockholders. Conversely, the issuance of preferred stock may adversely affect any market price of, and the voting and other rights of the holders of the common stock. We presently have no plans to issue any preferred stock.

17. All 1,587,500 shares of our common stock currently being registered may be sold by selling stockholders subsequent to the effectiveness of this registration statement.

         All 1,587,500 shares of our common stock being registered in this offering and being held by 35 shareholders may be sold subsequent to effectiveness of this registration statement either at once and/or over a period of time. These sales may take place because the 1,587,500 shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also "Selling Stockholders" and "Plan of Distribution" hereinafter. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders. We are registering 1,587,500 of our 10,975,000 of the currently outstanding shares for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

                              SELLING STOCKHOLDERS

         All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling stockholder's beneficial ownership of shares of our common stock as of May 18, 2004, and as adjusted to give effect to the sale of the shares offered hereunder.

                                                                DAM Shares To
                                  DAM Shares                    Be Owned After
                                 Owned Before    Shares Being      Offering
Selling Security Holders           Offering        Offered      & Percentage      Relationship To DAM Or Affiliates
------------------------         ------------    ------------   --------------    ---------------------------------
Elizabeth A. Davison              10,262,500      1,000,000     9,262,500         Chairman and President
                                                                   98.67%

Carla L. Santia                      200,000         75,000        125,000        Director
                                                                    1.33%

Katherine D. Gothner                   2,900          2,900          -0-          Daughter of K. Ivan F. Gothner

Emma H. Gothner                        2,900          2,900          -0-          Daughter of K. Ivan F. Gothner

Andrew Goolishian                      2,900          2,900          -0-          Elizabeth Davison's son

Sarah E. Goolishian                    2,900          2,900          -0-          Elizabeth Davison's daughter

Kyle G. Howland                          750            750          -0-          K. Ivan F. Gothner's sister

Sean Howland                             500            500          -0-          Kyle Howland's husband

Eliza D. Howland                       1,500          1,500          -0-          Kyle Howland's daughter

Tess C. Howland                        1,500          1,500          -0-          Kyle Howland's daughter

James J. McTernan                      2,000          2,000          -0-          Stockholder only

Sean McTernan                          2,000          2,000          -0-          Stockholder only

Lani H. Davison                          750            750          -0-          Elizabeth Davison's sister

Jacob Singer                           1,500          1,500          -0-          Elizabeth Davison's nephew

Elyse O. Singer                        1,500          1,500          -0-          Elizabeth Davison's niece

Linda D. Michonski                       750            750          -0-          Elizabeth Davison's sister

Katherine Michonski                    1,500          1,500          -0-          Elizabeth Davison's niece

Michael Michonski                      1,500          1,500          -0-          Elizabeth Davison's nephew

Barbara V. McBride                     1,000          1,000          -0-          Elizabeth Davison's mother

Peter McBride                            900            900          -0-          Elizabeth Davison's brother

Bernadette Gilson                        750            750          -0-          Stockholder only

Shawn Lawrence                           500            500          -0-          Stockholder only

David W. Lawrence                      1,000          1,000          -0-          Stockholder only

                                       11

Sarah H. Lawrence                      1,000          1,000          -0-          Stockholder only

Emma L. Lawrence                       1,000          1,000          -0-          Stockholder only

Ellyn A. Moriarty                      1,000          1,000          -0-          Stockholder only

Lori Polep Saffer                      1,000          1,000          -0-          Stockholder only

Jeremy Seitz                           1,000          1,000          -0-          Stockholder only

Mary Lawler                            1,000          1,000          -0-          Stockholder only

K. Ivan F. Gothner                   200,000        200,000          -0-          Stockholder only

Gary B. Wolff                        100,000        100,000          -0-          DAM's Counsel

Holly Bottega                         25,000         25,000          -0-          Assistant to DAM's Counsel

R. Bret Jenkins                       25,000         25,000          -0-          Stockholder only

Stephen B. Schneer                    25,000         25,000          -0-          Stockholder only

Edward A. Heil                       100,000        100,000          -0-          Stockholder only

     Totals                       10,975,000      1,587,500       9,387,580

* Percentage is only indicated if greater than 1%.

         None of the Selling Security Holders are broker/dealers or affiliates of broker/dealers.

         Elizabeth A. Davison, our President and a Selling Security holder will be considered to be an underwriter for purposes of this offering.

         Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over-The-Counter Bulletin Board and thereafter at prevailing market prices, or privately negotiated prices.


                         DETERMINATION OF OFFERING PRICE

         There is no established public market for the common equity being registered. As of March 31, 2004, our liabilities exceeded our assets by $69,844 and our per share book value was negative. Accordingly, in determining the offering price, DAM has utilized the price of its most recent sales transaction whereby 975,000 options issued were exercised at $.01 per share in February 2004.


                                 DIVIDEND POLICY

         We have never paid a cash dividend on our common stock and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.


                              MARKET FOR SECURITIES

         There is no public market for our common stock, and a public market may never develop. While we will seek to obtain a market maker after the effective date of this prospectus to apply for the inclusion of our common stock in the OTCBB we may not be successful in our efforts, and owners of our common stock may not have a market in which to sell the shares. Even if the common stock were quoted in a market, there may never be substantial activity in such market, if there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

         There is no DAM common equity subject to outstanding options or warrants to purchase or securities convertible into common equity of DAM.

         The number of shares of Company common stock that could be sold pursuant to Rule 144 (once the Company is eligible therefore) is up to 1% of 10,975,500 (i.e., 109,750) each three (3) months bv each Company shareholder.

         DAM has agreed to register 1,587,500 shares of the 10,975,000 shares currently outstanding for sale by security holders.

                             SUMMARY FINANCIAL DATA

         The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

   Balance Sheet Data:
                                     December 31, 2003           March 31, 2004
                                     -----------------           --------------
                                                                  (Unaudited)
   Loans and advances payable             $64,124                   $ 64,844
   Current liabilities                     73,874                     69,844
   Common stock                            10,000                     10,975
   Net stockholders' deficit              (73,874)                   (69,844)

    Income Statement Data:

                                                                  Quarter Ended March 31
                                     2003            2002           2004             2003
                                     ----            ----           ----             ----
                                                                 (Unaudited)      (Unaudited)
    Revenue                       $     542        $  5,430          -            $    420
    Net loss                      $ (13,871)       $ (4,314)     $ (5,720)        $   (262)
    Weighted average number
     of shares outstanding         10,000,000      10,000,000    10,487,500       10,000,000
    2Loss per share               $    (.00)       $   (.00)     $   (.00)        $   (.00)


                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Certain matters discussed in this registration statement on Form SB-2 are forward-looking statements. Such forward-looking statements contained in this registration statement involve risks and uncertainties, including statements as to:

        o our future operating results,
        o our business prospects,
        o our contractual arrangements and relationships with third parties,
        o the dependence of our future success on the general economy,
        o our possible financings, and
        o the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we "believe," "anticipate," "expect," "estimate" or words of similar meaning. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

----------------------------
2 Basic loss per common share has been calculated based on the weighted average number of shares outstanding assuming that we incorporated as of the beginning of the first period presented.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview and Past Operations

         DAM has not yet generated material amounts of revenue in part because of non-business related issues that affected our founder. Most of these issues appear to be resolved and may be completely resolved during the second half of 2004. Our predecessor, HC Davison, generated revenue of $542 in 2003, $5,430 in 2002 and $2,384 in 2001. Prior thereto, it generated revenue of $15,570 in 1999 and $6,231 in 2000. It incurred operating losses in 1999, 2000 and 2001 without paying any salaries. The principal costs consisted of website costs, tradeshow attendance and consulting fees.

         Our operations, to date, have been very limited. Therefore, we do not believe that period-to-period comparisons of our operating results are meaningful nor should they be relied upon as reliable indicators of future performance, thus making it difficult or impossible to accurately forecast quarterly and annual revenues and results of operations. In addition, our operating results are likely to fluctuate significantly from quarter to quarter, and year-to-year, as a result of several factors, many of which are outside our control, and any of which could materially harm our business. These factors include the:

        o timing and size of individual engagements;

        o availability of our president's time;

        o success in obtaining resources to permit us to undertake marketing efforts; and

        o perceived success of engagements that we do obtain.

In addition, the demand for fine art appears to be heavily dependent on the economy. Therefore, a downturn in the economy affects the demand for fine art quickly. That demand seems to recover late in the period of economic recovery. Low demand for fine art reduces the ability of artists to pay consulting fees.

Plan of Operations

         The extent of operations over the next 12 months commencing May 1, 2004 will be determined by:

        o The number of engagements that we obtain, if any, and

        o Our ability to negotiate non-cash compensation to satisfy commitments.

         We cannot predict what our level of activity will be over the next 12 months because we do not know how many, if any, client engagements we will be able to obtain. As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in "Liquidity" below. We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with the professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the nest few years and will be higher if our business volume and activity increases. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use non-cash means of settling obligations and compensate independent contractors, although there can be no assurances that we will be successful in any of those efforts.

Company Goals

         Our mission is to provide consulting and management services to artists and other creative arts professionals. Our principal goal is to assist artists to become more successful and astute financially. Accomplishing this goal involves working with artists to improve their skills meeting and dealing with galleries and other distributors and purchasers of fine art. For us to be successful, we must:

        o Meet and obtain engagements from artists who have the ability to generate sufficient revenue to pay fees;

        o Establish relationships with galleries and other purchasers of fine art who will work with our clients; and

        o Attend tradeshows and similar events to become and remain familiar with current trends in the art world.

Risks and Uncertainties

We face obstacles to our success, including:

        o Becoming well known in the art world involves marketing which, in turn, requires financial resources, of which we have few;

        o Many artists may lack an interest in the financial aspect of art or do not have the resources to pay fees;

        o Some artists who have an interest in the financial aspect of art may lack the artistic ability to take full advantage of their financial acumen; and

        o Internet and auction businesses are working hard to convince artists that they can and do provide an inexpensive and easily understood venue to sell fine art.

         It is not possible to estimate the likelihood of meeting artists with a high level of professional and artistic skill and a strong interest in the financial aspects of art so as to maximize our revenue on engagements. It is likely that most artists who we work with will have modest earnings capacity which, in turn, limits our ability to charge and collect fees.

         DAM's level of activity was significantly reduced during 2003 and the first quarter of 2004 because of non-business related issues that affected our founder. Most of those issues have been resolved or nearly resolved as of April 15, 2004. We cannot predict what our level of activity will be over the next 12 months. We will not incur any cash obligations that we cannot satisfy with known resources of which there are currently none. Our founder will provide her services at no cost and will advance funds not to exceed $25,000 to cover costs incurred. These costs will include the costs of seeking engagements, professional services and incidentals. If we do not seek or obtain financing, we will seek engagements solely through the contacts of our founder and not incur significant out-of-pocket cash requirements in the process.

Liquidity

         As of March 31, 2004 we had $-0- in cash.

         DAM does not have any credit facilities or other commitments for debt or equity beyond the amounts already borrowed. No assurances can be given that advances when needed will be available. DAM is soliciting engagements. We do not believe that we need funding to commence initial operations because we do not have a capital intensive business plan and can also use independent contractors to assist in many projects. If a market develops for our securities, of which there can be no assurances, we may use shares of our common stock to remunerate subcontractors, consultants and employees where possible. However, we will commence operations and solicit engagements even if no funding is sought or obtained. Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

         Our president has advanced the funds necessary for us to meet our limited obligations, including the cash needed to service our bank loan. Our president is not contractually obligated to make these advances, and there are no assurances that such advances will continue.

Recent Accounting Pronouncements

         No new pronouncement issued by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission is expected to have a material impact on DAM's financial position or reported results of operations.

Critical Accounting Policies

         The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements

         Because of our limited level of operations, we have not had to make material assumptions or estimates other than our assumption that we are a going concern.

Seasonality

         We have no basis to conclude whether our business will be seasonal.


                                    BUSINESS

         DAM was incorporated in the state of Nevada on June 24, 2003 to be a consulting and management firm succeeding the business of HC Davison Editions, an unincorporated business conducted by our founder since 1999. Our mission is to provide consulting and management services to artists and other creative arts professionals.

Strategy

         We will use the contacts of our founder, Elizabeth A. Davison, to identify initial clients. Our founder has more than five years of experience in providing management guidance and consulting services to artists and other creative arts professionals. Throughout her career, she has worked to apply fundamental business principles and analytic techniques to help business enterprises. We believe that many creative arts professionals are essentially proprietors of small businesses who prefer to focus on the creation of their art rather than the operation or development of their small business. As an entrepreneur, the creative arts professional faces challenges promoting his or her work and interacting with the creative art trade; gallery owners and corporate art consultants. Our founder's experience over the past five years has provided her with a wide range of contacts in the creative arts community, including artists, gallery owners and corporate art consultants. We will approach these contacts in order to obtain potential client referrals. Our method of contact will be in person, attending tradeshows, by telephone and through mailings.

         Our approach will be to focus on creative arts professionals and professional artists. We define a creative arts professional as an artist who possesses at least two of the following characteristics:

        o art gallery representation,

        o their own studio,

        o participation in a one or two person show,

        o sells their own artwork as sole or principal source of income,

        o membership in certain artist societies,

        o some art education / art teaching experience, or

        o completed a commissioned piece of art.

         We estimate, based on available information, that there are approximately 600,000 adults in the United States who could be classified as creative arts professionals.

         DAM's target clients will be offered a tailored suite of management and consulting services based on their individual requirements. These services will range from short-term engagements, two - four months, during which we may advise an artist on gallery relations and promotion of their work for a fixed monthly fee, to longer-term engagements under which we may advise an artist on the promotion of their work receiving a percentage of incremental sales. Alternatively, we may also enter into licensing joint ventures with artists. In general our services are designed to assist artist to operate their businesses profitably. These services include:

        o introducing artists to dealers and similar outlets,

        o identifying tradeshows and conventions that will be beneficial to specific artists,

        o assisting artists in negotiating arrangements with dealers and galleries, and

        o educating artists about the business aspects of selling art.

         We plan to operate domestically and will market our services through other professional service firms, as well as local and regional art associations and guilds. We will attempt to negotiate fixed minimum fees for engagements.

          We do not believe that we need funding to commence initial operations because we do not have any significant capital requirements and can also use independent contractors to assist in many projects. We will use funding, if obtained, to cover the salary of our founder and to pay for marketing materials and proposal efforts. We may seek venture or private capital at some point following the effectiveness of this Registration Statement, although no effort or discussions have taken place or are authorized to take place on our behalf. Such funding, if obtained, will be used to pay salaries and for the production of marketing materials. However, we will continue operations and solicit engagements even if no funding is obtained. The private capital will be sought from former business associates of our founder or private investors introduced to us by those associates. If a market for our shares ever develops, of which there can be no assurances, we will use our shares to compensate employees/consultants wherever possible. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf.

Competition

         Competition in our industry is intense and most of our competitors have greater financial resources than do we. Competition will come from a wide variety of consulting firms and sole practitioners. We intend to compete based on the reputation and contacts of our founder and the creative and practical approach to services that we offer. Our founder has more than five years of experience in providing management guidance and consulting services to creative arts professionals. Throughout her career, she has worked to apply fundamental business principles and analytic techniques to help business enterprises.

         No assurances can be given that our competitive strategy will be successful.

Employees

         At May 18, 2004 we had one employee, Elizabeth A. Davison, who devotes the amount of time to us that is necessary to perform the engagements obtained and to seek new ones. Various aspects of engagements may be subcontracted to consultants.

Property

         We currently operate out of office space located at 82 Mountain Road, Wilbraham, MA 01095 provided to us by our founder at no cost which serves as our principal address. There is no written lease agreement.

Litigation

         We are not party to any pending, or to our knowledge, threatened litigation of any type.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Our management consists of:


Name                                 Age       Title
................................................................................
Elizabeth A. Davison                 44        President, CEO, CFO and Chairman
................................................................................
Carla L. Santia                      55        Director

Elizabeth A. Davison:      Founded us in 2003. Ms. Davison co-founded Minds
Island, LLC in 1999, an online community for artists, and HC Davison Editions in
1999, a publisher of limited-edition fine art prints.   Ms. Davison was a
product development executive at Tambrands, Inc. from 1987 until 1992 during which time she was granted two patents. During the period of 1992 through 1997 Ms. Davison took a professional sabbatical to raise her children. Ms. Davison received a Bachelor of Science degree from Purdue University and a Master of Science degree from Boston University.

Carla L. Santia:   Ms. Santia is the founder and chief executive of Carla Santia
& Associates ("CSA"). Founded in 1999, CSA has become a leading corporate art consultant in New England, specializing in serving corporate and healthcare clients. Prior to her founding of CSA, Ms. Santia served as an art consultant/project manager for Wilkins Art Consulting from 1987 until 1999. Ms. Santia received a BA with honors from Wellesley College.

Possible Potential Conflicts

         None of our management is engaged by us on a full time basis. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they have other business interests to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to us. Currently we have only one officer and two directors and are in the process of seeking to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed to.

Board of Directors

         All directors hold office until the completion of their term of office, which is not longer than three years, or until their successors have been elected. All officers are appointed annually by the board of directors and, subject to existing employment agreements, serve at the discretion of the board. Currently, directors receive no compensation.

Committees of the Board of Directors

         Concurrent with having sufficient members and resources, the DAM board of directors will establish an audit committee and a compensation committee. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.

         All directors will be reimbursed by DAM for any expenses incurred in attending directors' meetings provided that DAM has the resources to pay these fees. DAM will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

         Pursuant to the August 31, 2003 board of directors approval and subsequent stockholder approval, DAM adopted our 32003 Non-Statutory Stock Option Plan (the "Plan") whereby we reserved for issuance up to 1,500,000 shares of our common stock. We intend to file a registration statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the aforesaid options, once eligible to do so which occurs when we are subject to 1934 Act reporting requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

         Management has issued options to purchase 975,000 shares under the Plan to certain current members of its management team as well as other persons whom it considers to be important to its current and proposed business activities, as follows with all options exercisable at $.01 per share for a period of ten years from the date of issuance. The options were exercised in full in February 2004 in consideration for the receipt of services. All of the shares issued upon the exercise of options are being registered in this registration statement.

        Name                                           No. of Options
        ----                                           --------------
        Elizabeth A. Davison                              400,000
        Carla L. Santia                                   100,000
        Gary B.Wolff                                      100,000
        Consultants                                       375,000
        Total                                             975,000

         As previously indicated, the board of directors, on August 31, 2003, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of DAM and our subsidiaries, if any. The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates. In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants. We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value. The board of directors believes that important advantages to DAM are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and the stockholders on the other.

-------------------------
3 Non-Statutory Stock Options (NSO) do not meet certain requirements of the Internal Revenue Service as opposed to Incentive Stock Options (ISO) which meet the requirements of Section 422 of the Internal Revenue Code. Further, NSO's have two disadvantages compared to ISO's in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO's is treated as compensation which is taxed at higher rates than long-term capital gains.

         The principal terms of the Plan are summarized below, however it is not intended to be a complete description thereof and such summary is qualified in its entirety by the actual text of the Plan.

Summary Description of the Davison Arts Management, Inc. 2003 Non-Statutory Stock Option Plan

         The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to DAM and our subsidiaries, if any, with additional incentives by increasing their ownership interest in DAM. Directors, officers and other employees of DAM and our subsidiaries are eligible to participate in the Plan. Options in the form of Non-Statutory Stock Options ("NSO") may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to DAM and our subsidiaries. In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to DAM and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status. The Plan provides for the issuance of NSO's only, which are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, as amended.

         Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period. Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately. Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted. No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

         The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

        a) Decrease the NSO price (except as provided in paragraph 9 of the
           Plan) or change the classes of persons eligible to participate in the Plan, or

        b) extend the NSO period, or

        c) materially increase the benefits accruing to Plan participants, or

        d) materially modify Plan participation eligibility requirements, or

        e) extend the expiration date of the Plan.

         Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Executive Compensation

         No officer, director or employee has received any compensation to date, and no director, officer or employee has a contract or commitment to receive annual compensation in excess of $100,000. We currently have no formal written salary arrangement with our president and, while no specific annual salary or length of employment has been determined, we anticipate providing an annual salary not to exceed $100,000 commencing with the successful completion of several engagements. The salary will be paid out of revenues, if any, or accrued if sufficient cash is not available to make payments.


                             PRINCIPAL SHAREHOLDERS

         As of May 18, 2004 we had 10,975,000 shares of common stock outstanding which are held by 35 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have or to claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of May 18, 2004; of all directors and executive officers of the company; and of our directors and officers as a group.

      4Name and Address of           5 Number of Shares
        Beneficial Owner              Beneficially Owned        Percent of Class
        ----------------              ------------------        ----------------
Elizabeth A. Davison                  6 7   10,268,300                   93.6%
Carla L. Santia                         8      200,000                    1.8%
Officers and Directors
as  a group ( 2 members)              7 9   10,468,300                   95.4%

                              CERTAIN TRANSACTIONS

         Our president has made advances in the amount of $59,402 outstanding as of March 31, 2004. These advances do not bear interest and have no specified maturity date.

         In June 2003, 10,000,000 shares of our common stock were issued for $10,000 in services to our president, Elizabeth A. Davison (9,900,000 shares) and our director Carla L. Santia (100,000 shares). In accordance with the terms and conditions of our 2003 Non-Statutory Stock Option Plan, 400,000 options were issued to Ms. Davison and 100,000 options were issued to Ms. Santia. These options were exercised in full in February 2004 at an exercise price of $.01 per share.

         We currently operate out of office space located at 82 Mountain Road, Wilbraham, MA 01095 provided to us by our founder at no cost which serves as our principal address. There is no written lease agreement.

         The sole promoter of DAM is our president, Elizabeth A. Davison.

---------------------------
4      The address for each person is 82 Mountain Road, Wilbraham, MA 01095.
5 Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.
6 Includes 400,000 shares issued as a result of option exercise with respect to 400,000 options issued in accordance with 2003 Non-Statutory Stock Option Plan.
7 Includes an aggregate of 5,800 shares owned by two (2) minor children of Elizabeth A. Davison (2,900 shares each) in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children. Ms. Davison disclaims any beneficial interest in or control over any of such 5,800 shares other than that which may be attributed to her by operation of law.
8 Includes 100,000 shares issued as a result of option exercise with respect to 100,000 options issued in accordance with 2003 Non-Statutory Stock Option Plan.
9 Includes the aggregate of 500,000 shares issued pursuant to option exercise as referred to in footnotes 6 and 8 above.

Share Issuance to Officers and Directors

         We issued options to purchase 500,000 shares of our common stock at an exercise price of $.01 per share to officers and directors in 2003. These options were exercised in full in February 2004 in consideration for services performed.

                          DESCRIPTION OF CAPITAL STOCK

Introduction

         DAM is authorized to issue 24,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

         DAM's certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, DAM's board of directors is empowered, without stockholder approval, to issue shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although DAM has no present intention to issue any shares of preferred stock, there can be no assurance that DAM will not do so in the future.

         Among other rights, our board of directors may determine, without further vote or action by our stockholders:

        o the number of shares and the designation of the series;

        o whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

        o whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

        o whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

        o whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

        o the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

         We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

         There are 10,975,000 shares of common stock issued and outstanding at May 18, 2004 held by 35 shareholders. The holders of DAM's common stock:

        o have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;
        o are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
        o do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and
        o are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders.

         See also Risk Factor entitled "Any market that develops in shares of our common stock will be subject to the penny stock restrictions" regarding negative implications of being classified as a "Penny Stock".

Authorized but Un-issued Capital Stock

         Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if DAM's common stock were listed on the NASDAQ, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then-outstanding voting power or then-outstanding number of shares of common stock, including in connection with a change of control of DAM, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

         One of the effects of the existence of unissued and unreserved common stock may be to enable the board of directors of DAM to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of DAM by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of DAM's management and possibly deprive the stockholders of opportunities to sell their shares of DAM common stock at prices higher than prevailing market prices.

No Preemptive Rights

         No holder of any class of stock of DAM has any preemptive right to subscribe to any securities of DAM of any kind or class.

Shareholder Matters

         As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Dissenters' Rights. Among the rights granted under Nevada law which might be considered material is the right for shareholders to dissent from certain corporate actions and obtain payment for their shares (see Nevada Revised Statutes ("NRS") 92A.380-390). This right is subject to exceptions, summarized below, and arises in the event of mergers or plans of exchange. This right normally applies if shareholder approval of the corporate action is required either by Nevada law or by the terms of the articles of incorporation.

         A shareholder does not have the right to dissent with respect to any plan of merger or exchange, if the shares held by the shareholder are part of a class of shares which are:

        o listed on a national securities exchange,
        o included in the national market system by the National Association of Securities Dealers, or
        o held of record by not less than 2,000 holders.

This exception notwithstanding, a shareholder will still have a right of dissent if it is provided for in the articles of incorporation or if the shareholders are required under the plan of merger or exchange to accept anything but cash or owner's interests, or a combination of the two, in the surviving or acquiring entity, or in any other entity falling in any of the three categories described above in this paragraph.

Inspection Rights. Nevada law also specifies that shareholders are to have the right to inspect company records (see NRS 78.105). This right extends to any person who has been a shareholder of record for at least six months immediately preceding his demand. It also extends to any person holding, or authorized in writing by the holders of, at least 5% of outstanding shares. Shareholders having this right are to be granted inspection rights upon five days' written notice. The records covered by this right include official copies of:

        o the articles of incorporation, and all amendments thereto,

        o bylaws and all amendments thereto; and
        o a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them, respectively.

         In lieu of the stock ledger or duplicate stock ledger, Nevada law provides that the corporation may keep a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where the stock ledger or duplicate stock ledger specified in this section is kept.

Control Share Acquisitions. Sections 78.378 to 78.3793 of Nevada law contain provisions that may prevent any person acquiring a controlling interest in a Nevada-registered company from exercising voting rights. To the extent that these rights support the voting power of minority shareholders, these rights may also be deemed material. These provisions will be applicable to us as soon as we have 200 shareholders of record with at least 100 of these having addresses in Nevada as reflected on our stock ledger. While we do not yet have the required number of shareholders in Nevada or elsewhere, it is possible that at some future point we will reach these numbers and, accordingly, these provisions will become applicable. We do not intend to notify shareholders when we have reached the number of shareholders specified under these provisions of Nevada law. Shareholders can learn this information pursuant to the inspection rights described above and can see the approximate number of our shareholders by checking under Item 5 of our annual reports on Form 10-KSB. This form is filed with the Securities and Exchange Commission within 90 days of the close of each fiscal year hereafter. You can view these and our other filings at www.sec.gov in the "EDGAR" database.

         Under NRS Sections 78.378 to 78.3793, an acquiring person who acquires a controlling interest in company shares may not exercise voting rights on any of these shares unless these voting rights are granted by a majority vote of our disinterested shareholders at a special shareholders' meeting held upon the request and at the expense of the acquiring person. If the acquiring person's shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any shareholder, other than the acquiring person, who does not vote for authorizing voting rights for the control shares, is entitled to demand payment for the fair value of their shares, and we must comply with the demand. An "acquiring person" means any person who, individually or acting with others, acquires or offers to acquire, directly or indirectly, a controlling interest in our shares. "Controlling interest" means the ownership of our outstanding voting shares sufficient to enable the acquiring person, individually or acting with others, directly or indirectly, to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of our shares in the election of our directors. Voting rights must be given by a majority of our disinterested shareholders as each threshold is reached or exceeded. "Control shares" means the company's outstanding voting shares that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person becomes an acquiring person.

         These Nevada statutes do not apply if a company's articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest by an acquiring person provide that these provisions do not apply.

         According to NRS 78.378, the provisions referred to above will not restrict our directors from taking action to protect the interests of our Company and its shareholders, including without limitation, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number of shares or percentage of share ownership or voting power. Likewise, these provisions do not prevent directors or shareholders from including stricter requirements in our articles of incorporation or bylaws relating to the acquisition of a controlling interest in the Company.

         Our articles of incorporation and bylaws do not exclude us from the restrictions imposed by NRS 78.378 to 78.3793, nor do they impose any more stringent requirements.

Certain Business Combinations. Sections 78.411 to 78.444 of the Nevada law may restrict our ability to engage in a wide variety of transactions with an "interested shareholder." As was discussed above in connection with NRS 78.378 to 78.3793, these provisions could be considered material to our shareholders, particularly to minority shareholders. They might also have the effect of delaying or making more difficult acquisitions of our stock or changes in our control. These sections of NRS are applicable to any Nevada company with 200 or more stockholders of record and that has a class of securities registered under
Section 12 of the 1934 Securities Exchange Act, unless the company's articles of incorporation provide otherwise. By this registration statement, we are registering our common stock under Section 12(g) of the Exchange Act. Accordingly, upon the effectiveness of this registration statement on Form 10-SB we will be subject to these statutes as our Articles of Incorporation do not exempt us from them.

         These provisions of Nevada law prohibit us from engaging in any "combination" with an interested stockholder for three years after the interested stockholder acquired the shares that cause him to become an interested shareholder, unless he had prior approval of our board of directors. The term "combination" is described in NRS 78.416 and includes, among other things, mergers, sales or purchases of assets, and issuances or reclassifications of securities. If the combination did not have prior approval, the interested shareholder may proceed after the three-year period only if the shareholder receives approval from a majority of our disinterested shares or the offer meets the requirements for fairness that are specified in NRS 78.441-42. For the above provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more shareholders. An "interested stockholder" is defined in NSR 78.423 as someone who is either:

        |X| the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding voting shares; or

        |X| our affiliate or associate and who within three years immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our outstanding shares at that time.

Directors' Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors. In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

         Standard Registrar & Transfer Company, Inc. will be appointed as the transfer agent and registrar for our common stock. The transfer agent's address is 12528 South 1840 East, Draper, Utah 84020, and its telephone number is 801-571-8844.

                              PLAN OF DISTRIBUTION

         The selling stockholders may offer the shares at various times in one or more of the following transactions:

        o on any market that might develop;

        o in transactions other than market transactions;

        o by pledge to secure debts or other obligations;

        o (if a market should develop) in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

        o 10purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

        o in a combination of any of the above.

         Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the Over- the-Counter Bulletin Board and thereafter, at prevailing market prices or privately negotiated prices.

         The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

         Affiliates and/or promoters of DAM who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

         Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to "penny stock" restrictions.

         We will pay all expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. We also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

         This offering will terminate on the earlier of:

      a) the date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act, or

      b) the date on which all shares offered by this prospectus have been sold by the selling stockholders.

------------------------------------
10 If any of the selling shareholders enter into an agreement after the effectiveness of this registration statement to sell all or a portion of their shares in Davison Arts Management, Inc. to a broker-dealer as principal and the broker-dealer is acting as underwriter, Davison Arts Management, Inc.will file a post-effective amendment to this registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in this registration statement as required and filing the agreement as an exhibit to this registration statement.

Limitations Imposed by Regulation M

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this Prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this Prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this Prospectus or any related prospectus supplement.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 805 Third Avenue, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C. owns 100,000 shares of our common stock.

                                     EXPERTS

         The financial statements of Davison Arts Management, Inc. (and its predecessor HC Davison Editions) as of December 31, 2003 and for the years ended December 31, 2003 and 2002, and for the period from date of inception on March 23, 1999 to December 31, 2003 included in this prospectus have been audited by independent auditors and have been so included in reliance upon the report of Madsen & Associates, CPAs Inc. given on the authority of such firm as experts in accounting and auditing.

                          UNAUDITED INTERIM STATEMENTS

         The information for the interim period ended March 31, 2004 is unaudited, however, it includes all adjustments considered necessary for a fair presentation of the results.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to this registration statement.

         As of the date of this prospectus, DAM became subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N. W., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

         You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Davison Arts Management, Inc.
82 Mountain Road
Wilbraham, MA 01095
413-596-3298

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Davison Arts Management, Inc.
Wilbraham, MA

Board of Directors
Davison Arts Management, Inc.
Wilbraham, MA

We have audited the accompanying balance sheet of Davison Arts Management, Inc. (a development stage company) (and its predecessor HC Davison Editions) as of December 31, 2003 and the related statements of operations, stockholders' equity deficit and cash flows for the years ended December 31, 2003 and 2002 and for the period from March 23, 1999 (date of inception) through December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Davison Arts Management, Inc. (a development stage company) as of December 31, 2003 and the results of its operations and cash flows as wells as those of its predecessor, HC Davison Editions for the years ended December 31, 2003 and 2002 and for the period from March 23, 1999 (date of inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company with, among other things, no significant operating revenues to date which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Madsen & Associates, CPAs Inc.
May 24, 2004

                         DAVISION ARTS MANAGEMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET



                                       ASSETS               December 31,
                                                                2003
                                                            ------------
Current Assets:
 Cash                                                        $    -
                                                              ---------
    Total Current Assets                                          -
                                                              ---------
    TOTAL ASSETS                                             $    -
                                                              =========

                        LIABILITIES & STOCKHOLDERS' DEFICIT

Current Liabilities:
 Advances from officers                                      $  58,524
 Loan payable and accumulated interest                           5,600
 Accrued expenses                                                9,750
                                                              ---------
    Total Current Liabilities                                   73,874
                                                              ---------
Stockholders' Deficit::
 Preferred Stock; $ .001 par value;
  1,000,000 shares authorized, no shares
  issued and outstanding at December 31, 2003.                    -
 Common Stock, $ .001 par value; authorized
  24,000,000 shares;  10,000,000 shares issued
  and outstanding at December 31, 2003.                         10,000
Deficit Accumulated During Development Stage                   (83,874)
                                                              ---------
    Total Stockholders' Deficit                                (73,874)
                                                              ---------
    TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                $    -
                                                              =========

               See accompanying notes to the financial statements.

                         DAVISION ARTS MANAGEMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS


                                               (HC Davison Editions)       From Inception
                                Year Ended         Year Ended          (March 23, 1999) thru
                             December 31, 2003   December 31, 2002        December 31, 2003
                             -----------------   -----------------    ----------------------
Income:                      $       542         $      5,430         $          30,157

Cost of Goods Sold:                  317                2,124                    25,337
                              --------------      --------------       -----------------
    Gross Profit                     225                3,306                     4,820

Expenses:
 General and administrative        1,539                1,405                     9,475
 Management fees                    -                   4,362                    10,000
 Consulting costs                  8,750                 -                        9,450
 Development costs                  -                     872                    52,604
 Marketing expenses                 -                     134                       623
 Interest expense                  2,807                  847                     5,542
 Professional fees                 1,000                 -                        1,000
                              --------------      --------------       -----------------
Total Expenses                    14,096                7,620                    88,694
                              --------------      --------------       -----------------
    Net Loss                 $   (13,871)        $     (4,314)        $         (83,874)
                              ==============      ==============       =================


 Net loss Per Common Share
 (Basic and Fully Dilutive)  $     (0.00)        $       -
                              ==============      ==============

 Weighted Average Shares
  Common Stock Outstanding     5,068,493                 -
                              ==============      ==============

               See accompanying notes to the financial statements.

                         DAVISION ARTS MANAGEMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                     FROM MARCH 23, 1999 (DATE OF INCEPTION)
                            THROUGH DECEMBER 31, 2003



                                        Common     Common
                                        Stock      Stock      Paid-In    Accumulated     Total
                                        Shares     Amount     Capital      Deficit      Deficit
                                      ---------  ---------   ---------   ------------ ----------
Balances at June 11, 1999                 -      $   -       $    -      $    -       $    -

Net loss for the year ended
 December 31,1999                         -          -            -        (22,406)     (22,406)

Net loss for the year ended
 December 31,2000                         -          -            -        (35,955)     (35,955)

Net loss for the year ended
 December 31,2001                         -          -            -         (7,328)      (7,328)

Net loss for the year ended
 December 31,2002                         -          -            -         (4,314)      (4,314)

Common stock, issued June 30,
 2003, to Company's founders for
 compensation of services; valued
 at $.001  (par value) per share.   10,000,000     10,000         -           -          10,000

Net loss for the year ended
 December 31,2003                         -          -            -        (13,871)     (13,871)
                                    ----------    -------     ---------   ---------    --------
Balances at December 31, 2003       10,000,000   $ 10,000    $    -      $ (83,874)   $ (73,874)
                                    ==========    =======     =========   ========     =========

               See accompanying notes to the financial statements.

                         DAVISION ARTS MANAGEMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                               (HC Davison Editions)       From Inception
                                Year Ended         Year Ended          (March 23, 1999) thru
                             December 31, 2003   December 31, 2002        December 31, 2003
                             -----------------   -----------------    ----------------------
Cash Flows Used in
 Operating Activities:
 Net Loss                    $   (13,871)        $     (4,314)        $          (83,874)

Expenses not Requiring an
 Outlay of Cash:
 Common stock issued for
  compensation of management
  fees                            10,000                 -                        10,000
                              --------------      --------------       -----------------
Net Cash Used in Operating
 Activities                       (3,871)              (4,314)                   (73,874)

Changes to Operating Assets
 and Liabilities:
 Increase (decrease) in
  accrued management fees -
  officers                       (10,000)               4,362                       -
 Increase (decrease) in
  accrued consulting fees          9,750                 (700)                     9,750
                              --------------      --------------       -----------------
Net Cash (Used in) Provided
 by Operating Activities            (250)               3,662                      9,750

Cash Flows Provided by
 Financing Activities:
 Increase in advances from
  officers                        11,459                1,496                     58,524
 Increase (decrease) in
  advances from line of credit    (7,338)                (844)                     5,600
                              --------------      --------------       -----------------
Net Cash Provided by
 Financing Activities              4,121                  652                     64,124
                              --------------      --------------       -----------------
Net Change in Cash                  -                    -                          -

Cash at Beginning of Period         -                    -                          -
                              --------------      --------------       -----------------
Cash at End of Period        $      -            $       -            $             -
                              ==============      ==============       =================

               See accompanying notes to the financial statements.

                         DAVISION ARTS MANAGEMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2003

NOTE 1 - ORGANIZATION

         Davison Arts Management, Inc. (the "Company") was incorporated under the laws of the State of Nevada on June 24, 2003 to succeed HC Davison Editions, an unincorporated entity controlled and operated by the founder of the Company since March 23, 1999 (date of inception). The Company will function as a consulting firm serving artists and other creative arts professionals community. The accompanying financial statements include the results of HC Davison Editions' operations since its inception in 1999.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                a.  Accounting Method

                The Company recognizes income and expenses based on the accrual method of accounting.

                b.  Provision for Taxes

                The Company utilizes liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based upon the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recognized, when it is more likely than not, that such tax benefits will not be realized.

                On December 31, 2003, the Company had net operating loss carryforwards of approximately $13,871 that may be offset against future taxable income through 2022. No tax benefit has been reported with respect to these net operating loss carryforwards in the accompanying financial statements because the Company believes that realization is not likely. Accordingly, the potential tax benefits of the net loss carryforwards are fully offset by a valuation allowance.

                The losses incurred prior to 2003 related the HC Davison Editions and were included in the tax return of the Company's founder. The Company is not entitled to the potential benefit of any of those losses.

                c.  Cash Equivalents

                The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                d.  Estimates and Assumptions

                The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                e.  Basic Loss Per Common Share

                Basic loss per common share has been calculated based on the weighted average number of shares outstanding assuming that the Company incorporated as of the beginning of the first period presented.

                f.  Recent Accounting Pronouncements

                The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

                g.   Revenue Recognition

                Revenue is recognized on the sale or delivery of a product or the completion of services rendered.

                h.   Stock Options and Warrants

                As permitted by Statement of Financial Accounting Standards No. 123 "Accounting for Stock based Compensation" ("SFAS No. 123"), the Company has elected to measure and record compensation cost relative to employee stock option and warrant costs in accordance with Accounting Principles Board (`APB") Opinion 25, "Accounting for Stock Issued to Employees," and related Interpretations and will make pro forma disclosures of net income and earnings per share as if the fair value method of valuing stock options and warrants had been applied. Under APB Opinion 25. compensation cost is recognized for stock options and warrants granted to employees when the option or warrant price is less than the market price of the underlying common stock on the date of grant.

NOTE 3 - GOING CONCERN

         The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not established revenues sufficient to cover its operating costs to allow it to continue as a going concern.

Company will engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and perform services that do not require cash outlays as a means of financing its operations. If the Company is unsuccessful in these efforts and cannot obtain a source of funding, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 - COMMON STOCK

         On June 24, 2003, the Board of Directors issued 10,000,000 shares of common stock for $10,000 in services to the founding shareholders of the Company.


Stock Option Plan

         Pursuant to an August 31, 2003 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2003 Non-Statutory Stock Option Plan (the "Plan") whereby it reserved for issuance up to 1,500,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, consultants, attorneys and advisors to the Company and its subsidiaries with additional incentives by increasing their ownership interest in the Company. Directors, officers and other employees of the Company and its subsidiaries are eligible to participate in the Plan. Options in the form of Non-Statutory Stock Options ("NSO") may also be granted to directors who are not employed by the Company and consultants, attorneys and advisors to the Company providing valuable services to the Company and its subsidiaries. In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to the Company and/or its subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status. The Plan provides for the issuance of NSO's only, which are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, as amended.

         The Board of Directors of the Company or a Compensation Committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period. Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and
(c) if such termination is for cause (as determined by the Board of Directors and/or Compensation Committee), such options shall terminate immediately. Unless otherwise determined by the Board of Directors or Compensation Committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted. No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

         The Plan may be amended, altered, suspended, discontinued or terminated by the Board of Directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would (a) increase the total number of shares reserved for the purposes of the Plan or decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan or (b) extend the NSO period or (c) materially increase the benefits accruing to Plan participants or (d) materially modify Plan participation eligibility requirements or (e) extend the expiration date of the Plan. Unless otherwise indicated the Plan will remain in effect until terminated by the Board of Directors.

         Management has issued 975,000 of the aforesaid options to certain current members of its management team as well as other persons whom it considers to be important to its current and proposed business activities, with all options exercisable at $.01 per share for a period of ten years from date of issuance. All options were exercised in February 2004.

NOTE 5 - LOANS

         Loans consist of:

         6% demand loan due to bank (guaranteed by
         the Company's President) including accrued
         interest                                                  $5,600
                                                                  ---------
         Total                                                     $5,600
                                                                  =========

         The proceeds of the loans were used to fund operations.

                          DAVISON ARTS MANAGEMENT, INC.
                          (A Development Stage Company)
                                  Balance Sheet
                                   (Unaudited)


ASSETS                                                     March 31, 2004
                                                           --------------

Current Assets:
 Cash                                                      $       -
                                                            ------------

  Total Current Assets                                             -
                                                            ------------

  TOTAL ASSETS                                             $       -
                                                            ============

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
 Advances from officers                                    $     59,402
 Loan payable and accumulated interest                            5,442
 Accrued expenses                                                 5,000
                                                            ------------

   Total Current Liabilities                                     69,844

 Stockholders' Equity (Deficit):
  Preferred Stock; $ .001 par value;
   authorized 1,000,000 shares; no shares
   issued and outstanding                                          -

  Common Stock, $ .001 par value; authorized
   24,000,000 shares; 10,975,000 and 10,000,000
   shares issued and outstanding at March 31, 2004
   and December 31, 2003, respectively                           10,975

  Additional paid-in capital                                      8,775
  Deficit                                                       (89,594)
                                                            ------------

  Total Stockholders' Equity (Deficit)                          (69,844)

                                                            ------------
  TOTAL LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)       $       -
                                                            ============

   The accompanying notes are an integral part of these financial statements.

                          DAVISON ARTS MANAGEMENT, INC.
                          (A Development Stage Company)
                            Statements of Operations
                                   (Unaudited)

                                       Three Months Ended Three Months Ended
                                         March 31, 2004      March 31, 2003
                                         --------------      --------------


Revenue                                  $      -             $     420

Cost of Revenue                                 -                   -
                                          -------------        -----------

Gross Margin                                    -                   420

Administrative and related expenses            5,720                682

                                          -------------        -----------
Net Loss                                 $    (5,720)         $    (262)
                                          =============        ===========


Basic and diluted loss per share         $     (0.00)         $   (0.00)
                                          =============        ===========

Weighted average number of
 common shares outstanding                 10,487,500           10,000,000
                                          =============        ===========





   The accompanying notes are an integral part of these financial statements.

                          DAVISON ARTS MANAGEMENT, INC.
                          (A Development Stage Company)
                            Statements of Cash Flows
                                   (Unaudited)

                                                          Three Months Ended        Three Months Ended
                                                            March 31, 2004            March 31, 2003
                                                        -----------------------  -------------------------
Cash Flows From Operating Activities:

Net Loss                                                 $       (5,720)              $      (262)
Increase in advances to officers                                    878                      -
(Decrease) in accrued expenses                                   (4,750)                      262
Increase (Decrease) in loan payable                                (158)                     -
                                                          ----------------             ------------

Net Cash Provided (Used) in Operating Activities                 (9,750)                     -

Cash Flows Provided by Financing Activities:

Common Stock issued for cash                                      9,750                      -
                                                          ----------------             ------------

Net Cash Provided by Financing Activities                         9,750                      -

                                                          ----------------             ------------
Net Change in Cash                                                 -                         -

Cash and cash equivalents at Beginning of Period                   -                         -

                                                          ----------------             ------------
Cash and cash equivalents at End of Period               $         -                  $      -
                                                          ================             ============

The accompanying notes are an integral part of these financial statements.

                          Davison Arts Management, Inc.
                          (A Development Stage Company)
                          Notes to Financial Statements
                             March 31, 2004 and 2003
                                   (Unaudited
1. BASIS OF PRESENTATION

The accompanying interim condensed financial statements for the three-month periods ended March 31, 2004 and 2003 are unaudited and include all adjustments considered necessary by Management for a fair presentation. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These condensed financial statements should be read in conjunction with the information filed as part of the Company's Registration Statement on Form SB-2, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires Management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

2. COMMON STOCK

The Company had issued options to purchase 975,000 of its common stock to certain current members of its management team as well as other persons whom it considers to be important to its current and proposed business activities, with all options exercisable at $.01 per share for a period of five years from date of issuance. All options were exercised in February 2004.

         This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

         No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

         The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

         Until ________ , 2004 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,587,500 Shares
Davison Arts Management, Inc.
Common Stock
PROSPECTUS
June    , 2004

                              TABLE OF CONTENTS

PROSPECTUS SUMMARY..........................................................2
HIGH RISK FACTORS...........................................................2
USE OF PROCEEDS............................................................10
SELLING STOCKHOLDERS.......................................................10
DETERMINATION OF OFFERING PRICE............................................12
DIVIDEND POLICY............................................................12
MARKET FOR SECURITIES......................................................13
SUMMARY FINANCIAL DATA.....................................................13
NOTE REGARDING FORWARD-LOOKING STATEMENTS..................................14
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION..................15
BUSINESS...................................................................18
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS...............20
PRINCIPAL SHAREHOLDERS.....................................................24
CERTAIN TRANSACTIONS.......................................................25
DESCRIPTION OF CAPITAL STOCK...............................................26
PLAN OF DISTRIBUTION.......................................................31
LEGAL MATTERS..............................................................33
EXPERTS....................................................................33
UNAUDITED INTERIM STATEMENTS...............................................33
WHERE YOU CAN FIND MORE INFORMATION........................................34

                                     Part II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has a provision in its charter, by-laws, or other contracts providing for indemnification of its officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The Registrant is bearing all expenses in connection with this registration statement other than sales commissions, underwriting discounts and underwriter's expense allowances designated as such. Estimated expenses payable by the Registrant in connection with the registration and distribution of the Common Stock registered hereby are as follows:

SEC Registration fee                                      $     2.01
NASD Filing Fee                                               100.00
*Accounting fees and expenses                               2,500.00
*Legal fees and expenses                                   50,000.00
*Transfer Agent fees                                        2,500.00
*Blue Sky fees and expenses                                 3,500.00
*Miscellaneous expenses                                     1,498.99
                                                  -------------------
Total                                                     $59,201.00

     *Indicates expenses have been estimated for filing purposes.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

         During the three years preceding the filing of this Form SB-2, Registrant has issued securities without registration under the Securities Act on the terms and circumstances described in the following paragraphs:

         On June 24, 2003, 10,000,000 shares of common stock were issued for $10,000 in services to two individuals as founders as follows: 9,900,000 shares to Elizabeth A. Davison and 100,000 shares to Carla L. Santia. Ms. Davision subsequently transferred 37,500 of her 9,900,000 shares to 27 individuals, many of whom are related to Ms. Davison. The services consisted of developing a business plan and preparation of organizational and incorporation documents as well as this registration statement. The individuals who received shares from Ms. Davison had an opportunity to ask questions of and receive answers from executive officers of Registrant and were provided with access to Registrant's documents and records in order to verify the information provided. All transactions were negotiated in face-to-face or telephone discussions between executives of Registrant and the individual stockholders. The securities bear a restrictive legend, and stop transfer instructions are noted on the stock transfer records of the Registrant. There was no general solicitation or general advertising. No underwriter participated in the foregoing transaction, and no underwriting discounts or commissions were paid to anyone.

         The foregoing issuances of securities were effected in reliance upon the exemption from registration provided by section 4(2) under the Securities Act of 1933, as amended.

          During 2003, management issued 975,000 options to eight persons whom it considers to be important to its current and proposed business activities. All options were exercisable at $.01 per share for a period of ten years from the date of issuance and were exercised in full in February 2004 in consideration for the receipt of services.

         The options were granted under our 2003 Stock Incentive Plan. The Company intends to file a Registration Statement on Form S-8 so as to register the shares of common stock underlying the options granted under that plan so that upon exercise the option holder will be issued Company securities which will be registered and, therefore, not bear any restrictive legend.


============================================================================
Elizabeth A, Davison                                                 400,000
Carla L. Santia                                                      100,000
Gary B. Wolff                                                        100,000
Consultants                                                          375,000
Total                                                                975,000
====================================== ======================================

No underwriter participated in the foregoing transaction, and no underwriting discounts or commissions were paid to anyone.

ITEM 27. EXHIBITS.

     3.1       Articles of Incorporation
     3.2       By-Laws
     4.1       Specimen of Certificate of Common Stock
     5.1       Opinion of Gary B. Wolff, P.C.
    10.1       2003 Non-Statutory Stock Option Plan
    23.1       Consent of Madsen & Associates, CPAs Inc.
    23.2       Consent of Gary B. Wolff, P.C. (included in Exhibit 5.1)

The exhibits are not part of the prospectus and will not be distributed with the prospectus.

ITEM 28. UNDERTAKINGS.


The Registrant undertakes:

1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Registrant is registering securities under Rule 415 of the Securities Act and hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

    (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

    (iii) Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iv) Include any additional or changed material information on the plan of distribution.

2. That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilbraham, Massachusetts, on the ___ day of June 2004.

                          Davison Arts Management, Inc.


                            /s/ Elizabeth A. Davison

                           -----------------------------
                                Elizabeth A. Davison
                                Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.




Signature                              Title                          Date

/s/ Elizabeth A. Davison       Principal Executive Financial and   June   , 2004
                               Accounting Officer
-------------------------
Elizabeth A. Davison


/s/ Carla L. Santia            Director                            June   , 2004

-------------------------
Carla L. Santia